Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

February 16, 2022

Board of Directors of Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the (i) Registration Statement on Form S-3 (File No. 333-251910), (ii) Registration Statement on Form S-8 (File No. 333-239773) and (iii) Registration Statement on Form S-8  (File No. 333-191693) of Antero Resources Corporation (the “Company”) of information taken from our report of third party dated January 21, 2022, with respect to the Company’s estimated proved reserves as of December 31, 2021.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716